The Chase Manhattan Corporation
270 Park Avenue
New York, NY 10017-2070


Investor Contact:     John Borden                   Press Contact:     Jon Diat
                      212-270-7318                                 212-270-5089


                                   {Chase Letterhead}
                                     News Release


     CHASE REPORTS SECOND QUARTER OPERATING EPS OF $0.95;
     CASH RETURN ON EQUITY OF 23 PERCENT

     New York, July 19, 2000 - The Chase Manhattan Corporation (NYSE:CMB) today announced diluted operating earnings per share of $0.95 for the second quarter of 2000, down eight percent from $1.03 per share for the same 1999 period. For the first six months of 2000, diluted operating earnings per share rose five percent to $2.01 from $1.91 in the first six months of 1999. Operating earnings in the 2000 second quarter were $1.22 billion, compared to $1.35 billion in the same 1999 quarter. For the first six months of 2000, operating earnings rose to $2.58 billion.

     Reported net income per share, which includes nonrecurring items, was $0.85 and $1.92 for the second quarter and first half of 2000, respectively, compared with $1.06 and $1.95 in the 1999 second quarter and first half, respectively. Reported net income in the 2000 second quarter was $1.09 billion compared with $1.39 billion in the 1999 second quarter; net income for the first half of 2000 was $2.45 billion and $2.57 billion in the same period of 1999.

     "Our cash return on equity of twenty-three percent this quarter demonstrates the resilience and strong competitive position of Chase's businesses," said William B. Harrison, Jr., Chairman and Chief Executive Officer. "And with the acquisition of The Beacon Group on July 6 and the anticipated acquisition of Flemings on August 1, we are strengthening Chase's ability to benefit from the growth occurring in the global securities markets. We will continue to reposition and strengthen our franchises with a focus on financial discipline."

Financial Performance

----------------------------------------------- ------------------------------------------ ----------------------------------
THE CHASE MANHATTAN CORP                                     Second Quarter                             Six Months
----------------------------------------------- ------------------------------------------ ----------------------------------

(dollars in millions,except per share          2000               O(U)1999              2000             O(U)1999
amounts)

Operating Revenues                                    $5,799                    2%             $11,978                 8%
Cash Operating Earnings                                1,299                   (9)               2,744                 3
Cash Operating Earnings Per Share*                      1.02                   (6)                2.15                 6
Shareholder Value Added                                  542                  (22)               1,243                 4
Cash Return on Common Equity                              23%                (320)bp                24%               20bp
----------------------------------------------- --------------------- -------------------- ------------------ ------------------

* All per share results are on a diluted basis and reflect a three-for-two stock split that became effective June 9, 2000.

Line-Of-Business Results

--------------------------------------------- ------------------------------------------ --------------------------------------
GLOBAL BANK *                                              Second Quarter                             Six Months
--------------------------------------------- ------------------------------------------ --------------------------------------
(dollars in millions)                            2000       O(U)1999       O(U)1Q2000       2000             O(U) 1999
Operating Revenues                             $2,257           11%            (12)%       $4,833          $700        17%
Cash Operating Earnings                           559           (2)            (22)         1,272            84         7
Shareholder Value Added                           246           (5)            (38)           642            86        15
Cash Return on Common Equity                       23%         (60)bp         (610)bp          27%          180bp      --
--------------------------------------------- ----------- -------------- --------------- ------------ ------------- -----------

*excludes Chase Capital Partners

     Operating revenues in the Global Bank, excluding Chase Capital Partners, were $2.26 billion in the second quarter of 2000, 11 percent higher than in the 1999 second quarter. On the same basis, cash operating earnings in the second quarter of 2000 were $559 million, compared with $571 million in the second quarter of 1999, reflecting increased cash expenses.

    - Total trading revenues, including related net interest income, were $841 million, up 15 percent from the second quarter of 1999, driven by foreign exchange and equity trading. For the first six months of 2000, trading revenues were up 20 percent.
     - Investment banking fees were $639 million, up nine percent from second quarter 1999 levels. This increase was driven by record merger and acquisition advisory fees and equity underwriting fees, partially offset by a decline from last year's record loan syndication and corporate bond underwriting fees. For the first six months of the year, investment banking fees rose 43 percent to $1.29 billion.
     - Global Private Bank revenues increased to $285 million, a 33 percent increase from the same period a year ago, due to broad-based growth globally and the inclusion of the revenues from the Executive Financial Services Division at Chase H&Q. As of June 30, the Global Private Bank had over $170 billion in client assets.

    - Cash expenses of $1.32 billion in the second quarter of 2000 were up 26 percent from the second quarter of last year, but down $60 million from the first quarter of 2000. The principal reasons for the increase were higher incentives related to market sensitive revenue growth and the acquisition of Hambrecht & Quist.

--------------------------------------------- ------------------------------------------ --------------------------------------
CHASE CAPITAL PARTNERS                                     Second Quarter                             Six Months
--------------------------------------------- ------------------------------------------ --------------------------------------
(dollars in millions)                            2000       O(U)1999       O(U)1Q2000       2000             O(U) 1999
Operating Revenues*                              $249          (50)%           (45)%         $698         $(110)      (14)%
Cash Operating Earnings                           130          (56)            (46)           370           (99)      (21)
Shareholder Value Added                           (78)         n/m             n/m            (35)         (261)      n/m
Cash Return on Common Equity                        8%       (2300)bp         (790)bp          12%        (1350)bp     --
--------------------------------------------- ----------- -------------- --------------- ------------ ------------- -----------

    *Operating revenues include private equity gains and other income net of borrowing costs to fund the portfolio of investments

     Net gains on private equity-related investments in the second quarter of 2000 were $298 million, down from $513 million in the same 1999 quarter and $500 million in the 2000 first quarter. Net gains include cash realized from the sale of both public and private securities that were held in the portfolio and unrealized changes in the market value of securities including, appreciation as a result of initial public offerings. Realized cash gains on the sale of securities in the second quarter of 2000 were $350 million, compared with $207 million in the same period a year ago and $341 million in the first quarter of 2000. Approximately 75 percent of the carrying value of the Chase Capital Partners portfolio consists of privately-held securities. Volatility in the financial markets during the second quarter principally affected the remaining 25 percent of the portfolio, which is publicly-held.

--------------------------------------------- ------------------------------------------ --------------------------------------
GLOBAL SERVICES                                            Second Quarter                             Six Months
--------------------------------------------- ------------------------------------------ --------------------------------------
(dollars in millions)                            2000       O(U)1999       O(U)1Q2000       2000              O(U)1999
Operating Revenues                               $877           14%              3%        $1,726          $231        15%
Cash Operating Earnings                           163           20               9            313            69        28
Shareholder Value Added                            75           83              25            135            82       155
Cash Return on Common Equity                       24%         540bp           230bp           23%          630bp      --
--------------------------------------------- ----------- -------------- --------------- ------------ ------------- -----------

     In the second quarter of 2000, Global Services' operating revenues increased 14 percent over the prior-year quarter to $877 million, reflecting increased activity in all of its businesses. Operating revenues in Global Investor Services (custody), Capital Markets Fiduciary Services (institutional trust) and Chase Treasury Solutions (cash management) were up 18 percent, 14 percent and eight percent, respectively, compared with the 1999 second quarter. Cash operating earnings for Global Services for the second quarter of 2000 were up 20 percent compared with the 1999 second quarter. Shareholder value added increased to $75 million, an 83 percent increase over the prior-year quarter.


--------------------------------------------- ----------------------------------------- --------------------------------------
NATIONAL CONSUMER SERVICES                                  Second Quarter                            Six Months
---------------------------------------------- ----------------------------------------- --------------------------------------
(dollars in millions)                            2000       O(U)1999       O(U)1Q2000       2000             O(U)1999
Operating Revenues                              $2,507           1%              5%        $4,899           $24         --%
Cash Operating Earnings                            443           6              26            795           (15)       (2)
Shareholder Value Added                            175           8             106            260           (47)      (15)
Cash Return on Common Equity                        22%         20bp           450bp           19%         (170)bp     --
---------------------------------------------- ---------- -------------- --------------- ------------ ------------- -----------

     Operating  revenues  for  National  Consumer  Services  increased  to  $2.5 billion, an increase of one percent over the second quarter of 1999. Cash operating earnings of $443 million increased by six percent. This increase was driven by regional banking, the retail investment businesses and middle market banking, partially offset by continuing weak auto origination volumes and pressures on credit card margins due to rising interest rates.

     - Cash operating earnings for cardmember services for the second quarter of 2000 were up three percent compared with the second quarter of 1999, reflecting significantly improved credit quality. Operating revenues declined six percent, reflecting reduced net interest spreads due to rising interest rates and a lower level of late and overlimit fees, partly offset by higher consumer purchase volumes. Expenses were down in the second quarter despite higher technology and e-commerce investments.

     - Home finance revenues increased to $318 million, an eight percent increase from second quarter 1999. Cash operating earnings remained flat. Growth in servicing fee income was partially offset by declines in mortgage production activities due to the rising interest rate environment.

     - Regional banking group revenues rose 11 percent from the second quarter of 1999 and cash operating earnings grew by 26 percent, reflecting higher deposit levels in the small business sector, the benefit from higher interest rates, growth in fees and disciplined expense management.

     - Revenues from diversified consumer services were $281 million in the second quarter, down one percent from the same 1999 quarter. Continued growth in the investment businesses were partially offset by the effect of higher interest rates and weak auto lease origination activity. Brown & Co., Chase's online trading business, averaged over 46,000 trades per day during the second quarter of 2000 versus 33,000 trades per day during the same period in 1999.


     - Middle Market revenues were $270 million, up four percent from the second quarter of 1999. Cash operating earnings increased 11 percent over the prior year quarter. These results reflect disciplined expense management and continued strength in new business and financing activity.

Additional Financial Information

     - Total assets at June 30, 2000 were $396 billion compared with $391 billion at March 31, 2000 and $357 billion from a year ago. Chase's Tier One capital ratio was 8.6 percent at June 30, 2000, compared with 8.6 percent on March 31, 2000. There were no repurchases of Chase common stock during the 2000 second quarter in anticipation of the acquisition of Robert Fleming Holdings Limited.

     - On a managed basis, including securitizations, net credit losses were $574 million in the second quarter of 2000, down from $596 million in the first quarter of 2000 and down from $634 million from the second quarter of 1999. Consumer net charge-offs on a managed basis were $482 million, down from $524 million in the first quarter of 2000 and $523 million in the fourth quarter of 1999, primarily reflecting a decline in the second quarter of 2000 in the credit card net charge-off ratio to 5.09 percent. Commercial net charge-offs in the second quarter of 2000 were $92 million, compared with $72 million in the first quarter of 2000 and $86 million in the second quarter of 1999. For the second quarter of 2000, total net charge-offs on a reported basis were $332 million, and the provision for loan losses was $332 million. The allowance for loan losses was $3.46 billion at the end of the second quarter, unchanged from the prior quarter. Nonperforming assets at June 30, 2000 were $1.90 billion compared with $1.70 billion at March 31, 2000 and $1.63 billion at June 30, 1999.

     - Total operating noninterest expenses increased 13 percent to $3.36 billion in the second quarter of 2000, reflecting higher incentives related to increased business volumes, the impact of acquisitions and the build up of the investment banking business platform.

     - Operating results (revenues, expenses and earnings) exclude the impact of credit card securitizations, restructuring costs and special items. In the second quarter of 2000, special items include a loss of $92 million (after tax) resulting from the economic hedge of the purchase price of Fleming prior to its acquisition and $32 million (after tax) of restructuring costs associated with previously announced relocation initiatives. In the second quarter of 1999, special items included a $61 million (after tax) gain on the sale of a building, a $46 million (after tax) gain on the sale of branches in Texas, and a $65 million (after tax) special contribution to The Chase Manhattan Foundation.

     - Chase's 2000 results include the results for Chase H&Q, which was acquired on December 9, 1999 and the mortgage business of Mellon Bank N.A., which was acquired on September 30, 1999. Chase's proposed acquisition of Robert Fleming Holdings Limited, is expected to be completed on August 1, 2000. The acquisition of The Beacon Group, LLC, a privately-held investment firm, closed on July 6.

     - Shareholders approved a three-for-two stock split at the corporation's annual meeting on May 16, 2000. The record date for the split was May 17, 2000 and the additional shares issued as a result of the split were distributed on June 9, 2000. All per share results have been restated to reflect the three-for-two stock split.

     The Chase Manhattan Corporation (www.chase.com) is a premier global financial services firm with assets in excess of $396 billion. Chase combines the best of commercial and investment banking, offers world-class information and transaction processing services, and has a leading U.S. consumer franchise that serves over 30 million customers. Through its newly formed business unit Chase.com, Chase is successfully creating innovative business models for the New Economy. Chase, with offices in more than 45 countries, has a presence in all of the principal financial centers around the world. A live audio webcast of Chase's second quarter analyst presentation will be available in the investor relations site of www.chase.com at 11 a.m. on July 19, 2000.

     This press release contains forward-looking statements. Those statements are based on management's current expectations or beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. For a discussion of certain factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to Chase's filings with the Securities and Exchange Commission, particularly the section entitled "Important Factors that May Affect Future Results" in Chase's Annual Report on Form 10-K for the year ended December 31, 1999.

                         THE CHASE MANHATTAN CORPORATION
                    SUMMARY OF SELECTED FINANCIAL HIGHLIGHTS
                 (in millions, except per share and ratio data)



                                                                               %                                             %
     As of or for the period ended            Second Quarter          Over/(Under)           Six Months             Over/(Under)
                                             -------------------------                   ---------------------------
                                             ----------    ----------
                                               2000          1999         1999             2000            1999          1999
                                             ---------    ----------   ----------      ------------    -----------    ---------
     OPERATING BASIS (a)
     Operating Revenue                        $ 5,799       $ 5,696         2%          $ 11,978       $ 11,109           8%
     Operating Noninterest Expense              3,357         2,968        13%             6,847          5,913          16%
     Credit Costs (b)                             574           634        (9%)            1,170          1,284          (9%)
     Operating Earnings                       $ 1,215       $ 1,351       (10%)          $ 2,575        $ 2,524           2%

     Operating Earnings Per Share:
           Basic                               $ 0.98        $ 1.07        (8%)           $ 2.08         $ 1.98           5%
           Diluted                               0.95          1.03        (8%)             2.01           1.91           5%

     Cash Operating Earnings                   $ 1,299       $ 1,427       (9%)          $ 2,744        $ 2,673           3%
     Cash Operating Earnings Per Share - Diluted  1.02          1.09       (6%)             2.15           2.03           6%
     Shareholder Value Added (SVA)                 542           696      (22%)            1,243          1,197           4%

     Operating Performance Ratios:
     Return on Average Managed Assets  (c)        1.18   %      1.43  %                        1.26   %       1.33   %
     Cash Return on Average Common Equity  (c)    22.5          25.7                           24.0           23.8
     Common Dividend Payout Ratio                   33            26                             31             28
     Overhead Ratio (d)                             58            52                             57             53

     Selected Balance Sheet Items at Period End: (e)
     Managed Loans                                                                         $ 200,033      $ 191,985           4%
     Total Managed Assets                                                                    415,906        373,812          11%

     -------------------------------------------------------------------------------------------------------------------------------

     REPORTED BASIS
     Revenue                                    $ 5,416       $ 5,616      (4%)         $ 11,341       $ 10,760           5%
     Noninterest Expense(Excluding
           Restructuring Costs)                   3,357         3,068       9%             6,847          6,013          14%
     Restructuring Costs                             50             -       NM                50              -          NM
     Provision for Loan Losses                      332           388     (14%)              674            769         (12%)
     Net Income                                 $ 1,091       $ 1,393     (22%)          $ 2,451        $ 2,566          (4%)

     Net Income Per Share:
           Basic                                 $ 0.88        $ 1.10     (20%)           $ 1.98         $ 2.01          (1%)
           Diluted                                 0.85          1.06     (20%)             1.92           1.95          (2%)
     Cash Dividends Declared                       0.32          0.27      19%              0.64           0.54          19%
     Share Price at Period End                                                             46.06          57.67         (20%)
     Book Value at Period End                                                              19.43          17.36          12%

     Common Shares Outstanding:
     Average Common Shares:
           Basic                                1,217.8       1,249.3     (3%)          1,219.2        1,257.3          (3%)
           Diluted                              1,259.5       1,292.0     (3%)          1,262.6        1,299.9          (3%)
     Common Shares at Period End                                                        1,238.2        1,248.7          (1%)

     Performance Ratios:
     Return on Average Total Assets  (c)          1.11   %      1.55  %                   1.25   %       1.42   %
     Return on Average Common Equity  (c)         18.9          25.1                      21.4           22.8

     Selected Balance Sheet Items at Period End:
     Loans                                                                              $ 180,172      $ 175,041           3%
     Total Assets                                                                         396,045        356,868          11%
     Deposits                                                                             224,405        209,502           7%
     Total Stockholders' Equity                                                            24,884         22,708          10%

     Capital Ratios:
     Tier I Capital Ratio                                                                     8.6  %(f)      8.4   %
     Total Capital Ratio                                                                     12.3  (f)      12.0
     Tier I Leverage                                                                          6.8  (f)       6.8

     Note:  On May 16, 2000,  stockholders  of Chase  approved a 3-for-2  common stock  split.  The  additional  shares  issued as a result  of the  split  were distributed on June 9, 2000 to  stockholders  of record at the close of business on
     May 17, 2000. Share-related data for all periods have been restated.

     (a) Excludes the impact of credit card securitizations, restructuring costs and special items. For a reconciliation of
      Reported Results as shown on the Consolidated Statement of Income to results on an Operating Basis, see page 12.
     (b) Includes provision for loan losses and credit costs related to the securitized credit card portfolio.
     (c) Based on annualized amounts.
     (d) Noninterest expense as a percentage of the total of net interest income and noninterest revenue (excluding restructuring costs,special items and costs associated with the REIT).
     (e) Excludes the impact of credit card securitizations.
     (f) Estimated
     NM - Not meaningful
     Unaudited

                           THE CHASE MANHATTAN CORPORATION
                              LINES OF BUSINESS RESULTS
                             (in millions, except ratios)


                             Global Bank (a)          Chase Capital Partners       National Consumer Services    Global Services
                             -----------------      ----------------------      ----------------------------   -----------------
Second Quarter                     Over/                      Over/                    Over/                    Over/
                             2000 (Under)   1999        2000 (Under)  1999        2000 (Under)  1999        2000 (Under)  1999
                            ------------------        ------------------        ------------------         ------------------
Operating Revenue           $ 2,257  $ 217   11%        $ 249 $ (254) (50)%      $ 2,507  $ 34     1%         $ 877  $ 106   14%
Operating Earnings              540    (19)  (3)          128   (169) (57)           406    32     9            147     27    23
Cash Operating Earnings         559    (12)  (2)          130   (167) (56)           443    27     6            163     27    20
Average Common Equity         9,485      66   1         6,297   2,492  65          8,117   483     6          2,677   (176)   (6)
Average Managed Assets(b)   240,129  20,649   9        11,780   4,172  55        144,259 15,345   12         15,737   (767)   (5)
Shareholder Value Added (SVA)   246    (12)  (5)         (78)    (249) NM            175     13    8             75     34     83
Cash Return on Common Equity   23.4%        (60)bp       8.0%      (2,300)bp        21.7%         20bp         24.2%          540bp
Cash Overhead Ratio            58           700           20        1,200             51          100            71          (100)

                         GLOBAL BANK - KEY FINANCIAL MEASURES (a)



                                                 Second Quarter 2000                         Over/(Under) 1999
                                        --------------------------------------      -------------------------------------
                                          Operating       Cash           Cash        Operating       Cash        Cash
                                          Revenues     Operating       Overhead       Revenues     Operating   Overhead
                                                        Earnings        Ratio                      Earnings      Ratio
                                        ---------------------------------------------------------------------------------
Global Markets                               $ 996        $ 294           55%           (1)%         (10)%          600bp
Global Investment Banking                      650          121            68            37             5        1,000
Corporate Lending and Portfolio Management     363          125            29            (3)         (3)           100
Global Private Bank                            285           56            66            33            44         (200)
Other Global Bank                              (37)         (37)           NM            NM           NM            NM
                                        -----------   ----------
                                        ===========   ==========
     Totals                                $ 2,257      $ 559              58%          11%          (2)%          700bp
                                        ===========   ==========


                    NATIONAL CONSUMER SERVICES  -  KEY FINANCIAL MEASURES

                                             Second Quarter 2000                            Over/(Under) 1999
                                     ------------------------------------------    ------------------------------------------
                                      Operating         Cash           Cash          Operating         Cash         Cash
                                       Revenues      Operating       Overhead         Revenues      Operating     Overhead
                                                      Earnings         Ratio                          Earnings       Ratio
                                     -------------------------------------------   ------------------------------------------------
Chase Cardmember Services                $ 941          $ 133           36%               (6)%            3%             200bp
Regional Banking Group                     647            123           65                 11               26           (500)
Chase Home Finance                         318             74           60                  8                -            400
Diversified Consumer Services              281             40           60                 (1)              (2)           300
Middle Markets                             270             63           55                  4               11           (100)
Other NCS                                   50             10           NM                 NM             NM             NM
                                      ============  ============
     Totals                            $ 2,507         $ 443          51%                   1%             6%              100bp
                                     ============   ============



Note:  SVA is Chase's primary measure of business unit performance.  SVA represents operating earnings excluding the impact of amortization of goodwill and certain other intangibles (i.e., cash operating  earnings),  minus preferred dividends and an explicit  charge for capital.  Lines of business  results are subject to restatement  as appropriate  whenever there are  refinements  to Chase's  risk  measurement  methodology  or in  management  reporting  policies  or changes to the management  organization.  For  example,  in the  second  quarter  2000 Chase  Capital  Partners  ("CCP") is  disclosed separately from the remainder of the Global Bank. In addition,  the private equity business of Chase H&Q has been moved to CCP from Global Investment Banking. Prior periods have been restated to reflect these changes.


(a)  Excluding Chase Capital Partners.
(b)  Excludes the impact of credit card securitizations.
NM - Not meaningful
bp - basis points
Unaudited



                                   THE CHASE MANHATTAN CORPORATION
                                      LINES OF BUSINESS RESULTS
                                    (in millions, except ratios)


                              Global Bank (a)       Chase Capital Partners      National Consumer Services     Global Services
                             -----------------      ----------------------      ----------------------------   -----------------
                                      Over/                      Over/                   Over/                    Over/
                             2000   (Under)  1999       2000 (Under)  1999      2000    (Under)  1999       2000 (Under)  1999
                            ---------------------        ------------------        ------------------        ----------------------
Six Months
Operating Revenue            $ 4,833  $ 700    17%     $ 698    $ (110)  (14)%  $ 4,899   $  24   - %       $ 1,726   $ 231     15%
Operating Earnings             1,235     69     6        367      (102)  (22)       721     (6)   (1)           281     68       32
Cash Operating Earnings        1,272     84     7         370       (99) (21)       795    (15)   (2)           313     69       28
Average Common Equity          9,564    (12)    -       6,154     2,473   67      8,114     498    7           2,701  (196)     (7)
Average Managed Assets (b)   238,854 15,910     7      11,601     4,134   55    142,766   15,393   12         15,744  (982)     (6)
Shareholder Value Added (SVA)    642     86    15         (35)     (261)   NM       260     (47)  (15)           135    82      155
Cash Return on Common Equity    26.5%         180bp      11.9%         (1,350)bp   19.4%         (170)bp        23.0%         630bp
Cash Overhead Ratio               56           600         18             900        53            300            72         (200)



                                                 GLOBAL BANK - KEY FINANCIAL MEASURES (a)


                                                   Six Months 2000                           Over/(Under) 1999
                                        --------------------------------------      -------------------------------------
                                          Operating       Cash           Cash        Operating       Cash        Cash
                                          Revenues     Operating       Overhead       Revenues     Operating   Overhead
                                                        Earnings        Ratio                      Earnings      Ratio
                                        ---------------------------------------------------------------------------------
Global Markets                             $ 2,233        $ 714           51%             (3)%         (11)%          700bp
Global Investment Banking                    1,312          243            68              86           106         (300)
Corporate Lending and Portfolio Management     733          257            29              (3)         (3)           200
Global Private Bank                            614          132            64              46            67         (300)
Other Global Bank                              (59)         (74)          NM               NM           NM            NM
                                        -----------   ----------
                                        ===========   ==========
     Totals                                $ 4,833     $ 1,272            56%              17%           7%           600bp
                                        ===========   ==========





                                             NATIONAL CONSUMER SERVICES  -  KEY FINANCIAL MEASURES


                                                         Six Months 2000                               Over/(Under) 1999
                                            ------------------------------------------    ------------------------------------------
                                              Operating         Cash           Cash        Operating         Cash         Cash
                                               Revenues      Operating         Overhea      Revenues      Operating     Overhead
                                                              Earnings         Ratio                        Earnings       Ratio
                                            ----------------------------------------------------------------------------------------
Chase Cardmember Services                       $ 1,883          $ 238          36%           (5)%           (2)%            200bp
Regional Banking Group                            1,268            240           66            10               25           (400)
Chase Home Finance                                  642            143           61            12                2            400
Diversified Consumer Services                       479             28           69           (12)              (63)         1,200
Middle Markets                                      538            126           55             7               19           (300)
Other NCS                                            89             20         NM                NM             NM             NM
                                            ============   ============
     Totals                                   $ 4,899         $ 7959          53%               - %          (2)%             300bp
                                            ============   ============

Note:  SVA is Chase's primary measure of business unit  performance.  SVA represents  operating  earnings  excluding the impact of amortization of goodwill and certain other intangibles (i.e., cash operating  earnings),  minus preferred  dividends and an explicit  charge for capital.  Lines of business  results are subject to  restatement  as  appropriate  whenever  there are refinements  to Chase's risk  measurement  methodology  or in management  reporting  policies or changes to the  management organization.  For example,  in the second quarter 2000 Chase Capital  Partners  ("CCP") is disclosed  separately  from the remainder  of the Global  Bank.  In addition,  the private  equity  business of Chase H&Q has been moved to CCP from Global
       Investment Banking. Prior periods have been restated to reflect these changes.


(a) Excluding Chase Capital Partners.
(b) Excludes the impact of credit card securitizations.
NM - Not meaningful
bp - basis points
Unaudited

                                         THE CHASE MANHATTAN CORPORATION
                                        CONSOLIDATED STATEMENT OF INCOME
                                     (in millions, except per share data)


                                                                         %                                         %
                                               Second Quarter       Over/(Under)         Six Months           Over/(Under)
                                              -----------------------                  -------------------------
                                              ----------   ----------                  ----------    -----------
                                                 2000         1999         1999           2000           1999         1999
                                             ----------   ----------    --------      ----------    -----------   ---------

   INTEREST INCOME

   Loans                                      $ 3,631      $ 3,165                     $ 7,111        $ 6,374
   Securities                                     952          747                       1,885          1,582
   Trading Assets                                 479          411                         895            829
   Federal Funds Sold and Securities
      Purchased Under Resale Agreements           451          389                         897            770
   Deposits with Banks                            101          161                         235            345
                                             ----------   ----------                  ----------    -----------
       Total Interest Income                     5,614        4,873                      11,023          9,900
                                             ----------   ----------                  ----------    -----------

   INTEREST EXPENSE
   Deposits                                      2,086        1,558                       4,051          3,156
   Short-Term and Other Borrowings               1,216          851                       2,345          1,765
   Long-Term Debt                                  397          319                         751            630
                                                ---------   ----------                  ----------    -----------
                                                ----------   ----------                  ----------    -----------
       Total Interest Expense                     3,699        2,728                       7,147          5,551
                                                ----------   ----------                  ----------    -----------

   NET INTEREST INCOME                            1,915        2,145      (11%)           3,876          4,349        (11%)
   Provision for Loan Losses                        332          388      (14%)             674            769        (12%)
                                                ----------   ----------                  ----------    -----------
   NET INTEREST INCOME AFTER PROVISION
      FOR LOAN LOSSES                             1,583        1,757       (10%)          3,202          3,580        (11%)
                                                ----------   ----------                  ----------    -----------

   NONINTEREST REVENUE
   Investment Banking Fees                          639          585        9%           1,287            902         43%
   Trust, Custody and Investment Management Fees    545          461       18%           1,054            875         20%
   Credit Card Revenue                              443          438        1%             840            817          3%
   Fees for Other Financial Services                695          587       18%           1,426          1,140         25%
   Trading Revenue                                  824          526       57%           1,845          1,144         61%
   Securities Gains                                  57            5       NM              71            161        (56%)
   Private Equity Gains                             298          513      (42%)            798            838         (5%)
   Other Revenue                                    --           356       NM             144            534        (73%)
                                                  ----------   ----------               ----------    -----------
       Total Noninterest Revenue                    3,501        3,471      1%            7,465          6,411         16%
                                                  ----------   ----------                ----------    -----------

   NONINTEREST EXPENSE
   Salaries                                       1,614        1,416         14%           3,367          2,800         20%
   Employee Benefits                                252          238          6%             539            493          9%
   Occupancy Expense                                216          206          5%             442            424          4%
   Equipment Expense                                274          239         15%             559            482         16%
   Other Expense                                  1,001          969          3%           1,940          1,814          7%
                                                 ----------   ----------                  ----------    -----------
   Total Noninterest Expense Before
         Restructuring Costs                      3,357        3,068         9%           6,847          6,013         14%
   Restructuring Costs                              50           --          NM              50             --         NM
                                                ----------   ----------                  ----------    -----------
                                                ----------   ----------                  ----------    -----------
       Total Noninterest Expense                  3,407        3,068         11%           6,897          6,013         15%
                                                ----------   ----------                  ----------    -----------

   INCOME BEFORE INCOME TAX EXPENSE               1,677        2,160       (22%)          3,770          3,978         (5%)
   Income Tax Expense                               586          767       (24%)          1,319          1,412         (7%)
                                                ----------   ----------                  ----------    -----------
                                                ==========   ==========                  ==========    ===========
   NET INCOME                                   $ 1,091      $ 1,393       (22%)        $ 2,451        $ 2,566         (4%)
                                                ==========   ==========                  ==========    ===========
                                                ==========   ==========                  ==========    ===========
   NET INCOME APPLICABLE TO COMMON STOCK        $ 1,074      $ 1,375       (22%)        $ 2,418        $ 2,530         (4%)
                                                ==========   ==========                  ==========    ===========

   NET INCOME PER COMMON SHARE:
       Basic                                    $ 0.88       $ 1.10        (20%)         $ 1.98         $ 2.01         (1%)
       Diluted                                  $ 0.85       $ 1.06        (20%)         $ 1.92         $ 1.95         (2%)


   NM - Not meaningful
   Unaudited

                                           THE CHASE MANHATTAN CORPORATION
                             NONINTEREST REVENUE AND NONINTEREST EXPENSE DETAIL
                                                       (in millions)

                                                                                    %                                        %
                                                          Second Quarter        Over/(Under)           Six Months       Over/(Under)
                                                       ----------------------                    -----------------------
                                                       ----------   ---------                    ----------    ---------
   NONINTEREST REVENUE                                   2000         1999        1999             2000          1999      1999
                                                       ----------   ---------   ----------       ----------   --------- ----------

   Fees for Other Financial Services:
       Mortgage Servicing Fees                             $ 131        $ 77          70%            $ 281        $ 142      98%
       Service Charges on Deposit Accounts                   103          96           7%              202          185       9%
       Fees in Lieu of Compensating Balances                  88          94          (6%)             175          181      (3%)
       Brokerage and Investment Services                      76          50          52%              183           93       97%
       Commissions on Letters of Credit and Acceptances       61          69         (12%)             128          138      (7%)
       Insurance Fees                                         47          41          15%               96           80       20%
       Loan Commitment Fees                                   38          36           6%               72           67       7%
       Other Fees                                            151         124          22%              289          254       14%
                                                       ----------   ---------                    ----------    ---------
                                                       ==========   =========                    ==========    =========
           Total                                           $ 695       $ 587          18%          $ 1,426      $ 1,140       25%
                                                       ==========   =========                    ==========    =========

   Trading-Related Revenue: (a)
       Interest Rate Contracts                             $ 231       $ 260         (11%)           $ 537        $ 582       (8%)
       Foreign Exchange Revenue                              258         218          18%              537          417        29%
       Equities and Commodities                              182          91         100%              407          174       134%
       Debt Instruments and Other                            170         164           4%              405          397        2%
                                                       ----------   ---------                    ----------    ---------
           Total                                           $ 841       $ 733          15%          $ 1,886      $ 1,570        20%
                                                       ==========   =========                    ==========    =========

   Other Revenue:
       Residential Mortgage Origination/Sales Activities    $ 41        $ 88         (53%)            $ 85        $ 180       (53%)
       Loss on Economic Hedge of the Flemings Purchase (b)  (141)         --          NM              (141)          --         NM
       Gains on Sales of Nonstrategic Assets (c)              --         166          NM                --          166         NM
       All Other Revenue                                     100         102          (2%)             200          188         6%
                                                       ----------   ---------                    ----------    ---------
                                                       ==========   =========                    ==========    =========
           Total                                              --       $ 356          NM             $ 144        $ 534       (73%)
                                                       ==========   =========                    ==========    =========


   --------------------------------------------------------------------------------------------------------------------------------

   NONINTEREST EXPENSE

   Other Expense:
       Professional Services                               $ 186       $ 178           4%            $ 357        $ 340        5%
       Marketing Expense                                     121         114           6%              221          228        (3%)
       Telecommunications                                     99          97           2%              204          188        9%
       Amortization of Intangibles                            84          76          11%              169          149        13%
       Travel and Entertainment                               81          59          37%              143          109        31%
       Minority Interest (d)                                  18          12          50%               30           25        20%
       Foreclosed Property Expense                            (3)          3          NM                (3)           8        NM
       Special Contribution to the Foundation (e)             --         100          NM                --          100        NM
       All Other                                             415         330          26%              819          667        23%
                                                       ----------   ---------                    ----------    ---------
                                                       ==========   =========                    ==========    =========
           Total                                         $ 1,001       $ 969           3%          $ 1,940      $ 1,814        7%
                                                       ==========   =========                    ==========    =========


   (a) Trading-related revenue includes net interest income attributable to trading activities.
   (b) Loss is the result of the economic hedge of the purchase price of Fleming prior to its acquisition.
   (c) Includes a $95 million gain on the sale of One New York Plaza and a $71 million gain on the sale of branches in
       Beaumont,Texas.
   (d) Includes REIT minority interest of $11 million in each quarter and $22 million in each six months.
   (e) Represents a $100 million special contribution to The Chase Manhattan Foundation.
   NM - Not meaningful
   Unaudited


                                            THE CHASE MANHATTAN CORPORATION
                                            OPERATING INCOME RECONCILIATION
                                         (in millions, except per share data)



                                                    SECOND QUARTER 2000                                 SECOND QUARTER 1999
                                        -------------------------------------------      -------------------------------------------

                                         REPORTED   CREDIT       SPECIAL    OPERATING   REPORTED   CREDIT   SPECIAL     OPERATING
                                          RESULTS    CARD       ITEMS       BASIS        RESULTS    CARD      ITEMS       BASIS
                                          (a)         (b)        (c)                      (a)         (b)       (c)
                                        --------    --------   --------    --------     --------    --------  --------    ---------
    EARNINGS
    Market-Sensitive Revenue            $ 1,835         $ -        $ -     $ 1,835      $ 1,836         $ -       $ -      $ 1,836
    Less Market-Sensitive Revenue         3,581         242        141       3,964        3,780         246      (166)       3,860
                                        --------    --------   --------    --------     --------    --------  --------    ---------
    Total Revenue                         5,416         242        141       5,799        5,616         246      (166)       5,696
    Noninterest Expense                   3,357           -          -       3,357        3,068           -      (100)       2,968
                                        --------    --------   --------    --------      -------    --------  --------    ---------
    Operating Margin                      2,059         242        141       2,442        2,548         246       (66)       2,728
    Credit Costs                            332         242          -         574          388         246         -          634
                                        --------    --------   --------    --------     --------    --------  --------    ---------
    Income Before Restructuring Costs     1,727           -        141       1,868        2,160           -       (66)       2,094
    Restructuring Costs                      50           -        (50)          -            -           -         -            -
                                        --------    --------   --------    --------      --------    --------  --------   ---------
    Income Before Income Tax Expense      1,677           -        191       1,868         2,160           -       (66)      2,094
    Tax Expense                             586           -         67         653           767           -       (24)        743
                                        --------    --------   --------    --------      -------    --------  --------    --------
    Net Income                          $ 1,091         $ -      $ 124     $ 1,215        $ 1,393         $ -     $ (42)    $ 1,351
                                        --------    --------   --------    --------      --------    --------  --------   ---------

    NET INCOME PER COMMON SHARE

    Basic                                $ 0.88                             $ 0.98        $ 1.10                             $ 1.07
    Diluted                              $ 0.85                             $ 0.95        $ 1.06                             $ 1.03

    --------------------------------------------------------------------------------------------------------------------------------

                                                         SIX MONTHS 2000                                      SIX MONTHS 1999
                                        -------------------------------------------      -------------------------------------------

                                         REPORTED   CREDIT       SPECIAL    OPERATING    REPORTED   CREDIT   SPECIAL     OPERATING
                                          RESULTS    CARD       ITEMS       BASIS         RESULTS    CARD      ITEMS       BASIS
                                          (a)         (b)        (c)                        (a)         (b)       (c)
                                        --------    --------   --------    --------      --------   --------  --------    ---------
    EARNINGS
    Market-Sensitive Revenue            $ 4,042         $ -        $ -     $ 4,042        $ 3,471         $ -       $ -     $ 3,471
    Less Market-Sensitive Revenue         7,299         496        141       7,936          7,289         515      (166)      7,638
                                        --------    --------   --------    --------      --------    --------  --------   ---------
    Total Revenue                        11,341         496        141      11,978         10,760         515      (166)     11,109
    Noninterest Expense                   6,847           -          -       6,847          6,013           -      (100)      5,913
                                        --------    --------   --------    --------       --------    --------  --------  ---------
    Operating Margin                      4,494         496        141       5,131          4,747         515       (66)      5,196
    Credit Costs                            674         496          -       1,170            769         515         -       1,284
                                        --------    --------   --------    --------       --------    --------  --------  ---------
    Income Before Restructuring Costs     3,820           -        141       3,961          3,978           -       (66)      3,912
    Restructuring Costs                      50           -        (50)          -             -           -         -           -
                                        --------    --------   --------    --------       --------    --------  --------  ---------
    Income Before Income Tax Expense      3,770           -        191       3,961          3,978           -       (66)      3,912
    Tax Expense                           1,319           -         67       1,386          1,412           -       (24)      1,388
                                        --------    --------   --------    --------        --------    --------  --------  --------
    Net Income                          $ 2,451         $ -      $ 124     $ 2,575         $ 2,566         $ -     $ (42)   $ 2,524
                                        --------    --------   --------    --------        --------    --------  --------  --------

    NET INCOME PER COMMON SHARE

    Basic                                $ 1.98                             $ 2.08         $ 2.01                            $ 1.98
    Diluted                              $ 1.92                             $ 2.01         $ 1.95                            $ 1.91

    -------------------------------------------------------------------------------------------------------------------------------


    (a) Represent results as reported in Chase's financial statements. The only exception is that revenues are categorized between market-sensitive and less market-sensitive revenues. Market-sensitive revenue includes investment banking fees, trading-related revenue (including trading-related net interest income), securities gains and private equity gains.
    (b) This column excludes the impact of credit card securitizations. For securitized receivables, amounts that previously would have been reported as net interest income and as provision for loan losses are instead reported as components of noninterest revenue.
    (c) Includes restructuring costs and special items. The 2000 second quarter and six months include a $141 million loss resulting from the economic hedge of the purchase price of Fleming prior to its acquisition and $50 million of restructuring costs associated with previously announced relocation initiatives. The 1999 second quarter and six months included $166 million in gains from sales of nonstrategic assets, of which $95 million was from the sale of a building and $71 million was from the sale of branches in Texas, and a special contribution to The Chase Manhattan Foundation of $100 million.

    Unaudited



                         THE CHASE MANHATTAN CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                  (in millions)




                                                                                                                          %
                                                                                           June 30,                 Over/(Under)
                                                                               ---------------------------------
                                                                                   2000               1999              1999
                                                                               --------------     --------------    --------------

   ASSETS
   Cash and Due from Banks                                                          $ 18,361           $ 16,037               14%
   Deposits with Banks                                                                 3,646              5,851              (38%)
   Federal Funds Sold and Securities
       Purchased Under Resale Agreements                                              27,733             28,052               (1%)
   Trading Assets:
       Debt and Equity Instruments                                                    30,454             26,232               16%
       Risk Management Instruments                                                    29,613             25,115               18%
   Securities                                                                         65,130             49,190               32%
   Loans (Net of Allowance for Loan Losses of $3,459 in 2000
       and $3,554 in 1999)                                                           176,713            171,487                3%
   Other Assets                                                                       44,395             34,904               27%
                                                                               --------------     --------------
       TOTAL ASSETS                                                                $ 396,045          $ 356,868               11%
                                                                               ==============     ==============

   LIABILITIES
   Deposits:
     Domestic:
       Noninterest-Bearing                                                          $ 49,583           $ 49,874               (1%)
       Interest-Bearing                                                               79,019             81,068               (3%)
     Foreign:
       Noninterest-Bearing                                                             5,683              4,645               22%
       Interest-Bearing                                                              90,120             73,915                22%
                                                                                     -------            -------
       Total Deposits                                                                224,405            209,502                7%
   Federal Funds Purchased and Securities
       Sold Under Repurchase Agreements                                               57,637             40,899               41%
   Commercial Paper                                                                    5,202              5,047                3%
   Other Borrowed Funds                                                                5,415              6,613              (18%)
   Trading Liabilities                                                                36,713             36,835                --
   Accounts Payable, Accrued Expenses and Other Liabilities, Including
       the Allowance for Credit Losses of $170 in 2000 and 1999                       17,185             15,145               13%
   Long-Term Debt                                                                     21,515             17,031               26%
   Guaranteed Preferred Beneficial Interests in Corporation's
       Junior Subordinated Deferrable Interest Debentures                              2,539              2,538                --
                                                                               --------------     --------------
       TOTAL LIABILITIES                                                             370,611            333,610               11%
                                                                               --------------     --------------

   PREFERRED STOCK OF SUBSIDIARY                                                         550                550                --
                                                                               --------------     --------------

   STOCKHOLDERS' EQUITY
   Preferred Stock                                                                       828              1,028              (19%)
   Common Stock                                                                        1,323                882               50%
   Capital Surplus                                                                     9,065              9,628               (6%)
   Retained Earnings                                                                  19,170             15,381               25%
   Accumulated Other Comprehensive Loss                                               (1,320)              (722)              83%
   Treasury Stock, at Cost                                                            (4,182)            (3,489)              20%
                                                                               --------------     --------------
       TOTAL STOCKHOLDERS' EQUITY                                                     24,884             22,708               10%
                                                                               --------------     --------------
       TOTAL LIABILITIES, PREFERRED STOCK OF SUBSIDIARY
          AND STOCKHOLDERS' EQUITY                                                 $ 396,045          $ 356,868               11%
                                                                               ==============     ==============


   Unaudited

                                               THE CHASE MANHATTAN CORPORATION
                                              CONSOLIDATED STATEMENT OF CHANGES
                                                   IN STOCKHOLDERS' EQUITY
                                                        (in millions)


                                                                                                               Six Months
                                                                                              ----------------------------------
                                                                                              ------------         -------------
                                                                                                 2000                  1999
                                                                                              ------------         -------------

    Preferred Stock
    Balance at Beginning of Year                                                                    $ 928               $ 1,028
    Redemption of Stock                                                                              (100)                    -
                                                                                              ------------         -------------
    Balance at End of Period                                                                        $ 828               $ 1,028
                                                                                              ------------         -------------

    Common Stock
    Balance at Beginning of Year                                                                    $ 882                 $ 882
    Issuance of Common Stock for a Three-for-Two Stock Split                                          441                     -
                                                                                              ------------         -------------
    Balance at End of Period                                                                      $ 1,323                 $ 882
                                                                                              ------------         -------------

    Capital Surplus
    Balance at Beginning of Year                                                                  $ 9,714               $ 9,836
    Issuance of Common Stock for a Three-for-Two Stock Split                                         (441)                   --
    Shares Issued and Commitments to Issue Common Stock for
       Employee Stock-Based Awards and Related Tax Effects                                           (208)                 (208)
                                                                                              ------------         -------------
    Balance at End of Period                                                                      $ 9,065               $ 9,628
                                                                                              ------------         -------------

    Retained Earnings
    Balance at Beginning of Year                                                                 $ 17,547              $ 13,544
    Net Income                                                                                      2,451                 2,566
    Cash Dividends Declared:
       Preferred Stock                                                                                (33)                  (36)
       Common Stock                                                                                  (795)                 (693)
                                                                                              ------------         -------------
    Balance at End of Period                                                                     $ 19,170              $ 15,381
                                                                                              ------------         -------------

    Accumulated Other Comprehensive Loss
    Balance at Beginning of Year                                                                  $(1,454)                $ 392
    Other Comprehensive Income (Loss)                                                                 134                (1,114)
                                                                                              ------------         -------------
    Balance at End of Period                                                                      $(1,320)               $ (722)
                                                                                              ------------         -------------

    Treasury Stock, at Cost
    Balance at Beginning of Year                                                                  $(4,000)              $(1,844)
    Purchase of Treasury Stock                                                                     (1,072)               (3,057)
    Reissuance of Treasury Stock                                                                      890                 1,412
                                                                                              ------------         -------------
    Balance at End of Period                                                                      $(4,182)              $(3,489)
                                                                                              ------------         -------------

    Total Stockholders' Equity                                                                   $ 24,884              $ 22,708
                                                                                              ============         =============


    ----------------------------------------------------------------------------------------------------------------------------


    Comprehensive Income
    Net Income                                                                                    $ 2,451               $ 2,566
    Other Comprehensive Income (Loss)                                                                 134                (1,114)
                                                                                              ------------         -------------
                                                                                              ============         =============
    Comprehensive Income                                                                          $ 2,585               $ 1,452
                                                                                              ============         =============


       Unaudited


                                      THE CHASE MANHATTAN CORPORATION
                                         CREDIT RELATED INFORMATION
                                              (in millions)


                                                                                 %                                        %
                                                Credit-Related Assets        Over/(Under)      Nonperforming Assets    Over/(Under)
                                              ---------------------------                    --------------------------
JUNE 30,                                         2000           1999           1999             2000           1999       1999
--------------------------------------------  ------------   ------------    ----------      ------------   ----------  ---------
CONSUMER LOANS
Domestic Consumer:
     1-4 Family Residential Mortgages           $ 47,557         $42,003           13%             $ 269         $ 303      (11%)
     Credit Card  - Reported                       12,095         15,270          (21%)               33 (a)        --       NM
     Credit Card Securitizations (b)               19,861         16,944           17%                --            --       NM
                                              ------------   ------------                    ------------   -----------
     Credit Card - Managed                         31,956         32,214           (1%)               33            --       NM
     Auto Financings                               18,788         18,301            3%                70            59       19%
     Other Consumer                                  6,399         6,299            2%                 4             5      (20%)
                                              ------------   ------------                    ------------   -----------
Total Domestic Consumer                           104,700         98,817            6%               376           367        2%
Total Foreign Consumer                              2,928          2,860            2%                25             27      (7%)
                                              ------------   ------------                    ------------   -----------
Total Consumer Loans                              107,628        101,677            6%               401            394       2%
                                              ------------   ------------                    ------------   -----------
COMMERCIAL LOANS
Domestic Commercial:
     Commercial and Industrial                     56,824         52,037            9%               510           405         26%
     Commercial Real Estate                         3,070          3,733          (18%)               42            52        (19%)
                                              ------------   ------------                    ------------   -----------
Total Domestic Commercial                          59,894         55,770            7%               552           457         21%
Total Foreign Commercial                           32,511         34,538           (6%)              799           641         25%
                                              ------------   ------------                    ------------   -----------
Total Commercial Loans                             92,405         90,308            2%             1,351         1,098         23%
Derivative and FX Contracts (c)                    29,915         25,558           17%                53            36         47%
                                              ------------   ------------                    ------------   -----------
Total Commercial Credit-Related                   122,320        115,866            6%             1,404         1,134         24%
                                              ------------   ------------                    ------------   -----------
                                              ============   ============
Total Managed Credit-Related                     $229,948       $217,543            6%             1,805         1,528         18%
                                              ============   ============                    ------------   -----------
Assets Acquired as Loan Satisfactions                                                                 94           105        (10%)
                                                                                             ------------   -----------
                                                                                             ============   ===========
Total Nonperforming Assets                                                                       $ 1,899       $ 1,633         16%
                                                                                             ============   ===========

-----------------------------------------------------------------------------------------------------------------------------------

                                                                                 %                                           %
                                                    Second Quarter          Over/(Under)           Six Months           Over/(Under)

                                              ------------   ------------                    ------------  -----------
NET CHARGE-OFFS                                  2000           1999           1999             2000           1999         1999
--------------------------------------------  ------------   ------------    ----------      ------------   -----------   ---------
CONSUMER LOANS
Domestic Consumer:
     1-4 Family Residential Mortgages                $ 10            $ 9           11%              $ 19          $ 10       90%
     Credit Card  - Reported                          166            218          (24%)              354           434      (18%)
     Credit Card Securitizations (b)                  242            246           (2%)              496           515       (4%)
                                              ------------   ------------                    ------------   -----------
     Credit Card - Managed (d)                        408            464          (12%)              850           949       (10%)
     Auto Financings                                   22             19           16%                43            38        13%
     Other Consumer                                    32             47          (32%)               75            95       (21%)
                                              ------------   ------------                    ------------   -----------
Total Domestic Consumer                               472            539          (12%)              987         1,092        (10%)
Total Foreign Consumer                                 10              9           11%                19            18          6%
                                              ------------   ------------                    ------------   -----------
Total Consumer Loans                                  482            548          (12%)            1,006         1,110        (9%)
                                              ------------   ------------                    ------------   -----------
COMMERCIAL LOANS
Domestic Commercial:
     Commercial and Industrial                         75             32          134%               119            77         55%
     Commercial Real Estate                            (1)            (2)          NM                (3)           (11)        NM
                                              ------------   ------------                    ------------   -----------
Total Domestic Commercial                              74             30          147%               116            66         76%
Total Foreign Commercial                               18             56          (68%)               48           107        (55%)
                                              ------------   ------------                    ------------   -----------
Total Commercial Loans                                 92             86            7%               164           173        (5%)
                                              ------------   ------------                    ------------   -----------
Total Managed Net Charge-offs                       $ 574          $ 634           (9%)          $ 1,170       $ 1,283        (9%)
                                              ============   ============                    ============   ===========


(a) Includes currently performing loans placed on a cash basis because of concerns as to collectibility.
(b) Represents the portion of Chase's credit card receivables that have been securitized.
(c) Charge-offs for risk management instruments are included in trading revenue.
(d) Including domestic and international consumer and commercial credit card activity, net charge-offs as a percentage of average managed credit card receivables for the second quarter of 2000 and 1999 and first six months of 2000 and 1999 were 5.09%, 5.80%,
5.25% and 5.95%, respectively.
NM - Not meaningful
Unaudited

                       THE CHASE MANHATTAN CORPORATION
           CONDENSED AVERAGE CONSOLIDATED BALANCE SHEET, INTEREST AND RATES
                (Taxable-Equivalent Interest and Rates; in millions)



                                                                  Second Quarter 2000                     Second Quarter 1999
                                                   -------------------------------------     --------------------------------------
                                                     Average                    Rate          Average                     Rate
                                                     Balance     Interest    (Annualized)     Balance      Interest   (Annualized)
   ASSETS
   Liquid Interest-Earning Assets                     $ 69,269     $ 1,030        5.98%      $ 63,168        $ 961        6.10%
   Securities                                           63,293         959        6.09%        52,767          749        5.70%
   Loans                                              179,020       3,634         8.16%       173,067        3,168         7.34%
       Total Interest-Earning Assets                   311,582       5,623        7.26%       289,002        4,878        6.77%
   Noninterest-Earning Assets                          84,502                                  72,055
       Total Assets                                  $396,084                                $361,057

   LIABILITIES
   Interest-Bearing Deposits                          $170,691       2,086        4.92%       $158,656        1,558        3.94%
   Short-Term and Long-Term Debt                      108,100       1,613         6.00%         90,516        1,170         5.18%
       Total Interest-Bearing Liabilities              278,791      3,699         5.34%        249,172       2,728         4.39%
   Noninterest-Bearing Deposits                         50,780                                  47,652
   Other Noninterest-Bearing Liabilities               42,129                                   40,669
       Total Liabilities                              371,700                                  337,493
   PREFERRED STOCK OF SUBSIDIARY                          550                                      550
   STOCKHOLDERS' EQUITY
   Preferred Stock                                         926                                    1,028
   Common Stockholders' Equity                         22,908                                    21,986
       Total Stockholders' Equity                      23,834                                    23,014
   Total Liabilities, Preferred Stock of Subsidiary
       and Stockholders' Equity                      $396,084                                  $361,057

   INTEREST RATE SPREAD                                                           1.92%                                      2.38%
   NET INTEREST INCOME AND NET YIELD
       ON INTEREST-EARNING ASSETS                                 $ 1,924         2.48%                      $ 2,150         2.98%

   NET INTEREST INCOME AND NET YIELD
       ON INTEREST-EARNING ASSETS (a)                             $ 2,273         2.76%                      $ 2,491         3.26%

   --------------------------------------------------------------------------------------------------------------------------------

                                                                    Six Months 2000                             Six Months 1999
                                                   -------------------------------------       ------------------------------------
                                                     Average                    Rate          Average                     Rate
                                                     Balance     Interest    (Annualized)     Balance      Interest   (Annualized)
   ASSETS
   Liquid Interest-Earning Assets                     $ 67,748     $ 2,027        6.02%      $ 60,986      $ 1,944        6.43%
   Securities                                           62,736       1,898        6.08%        55,931        1,588        5.73%
   Loans                                              178,029       7,114         8.04%       172,993        6,377         7.43%
       Total Interest-Earning Assets                   308,513      11,039        7.20%       289,910        9,909        6.89%
   Noninterest-Earning Assets                          85,099                                  74,067
       Total Assets                                  $393,612                                $363,977

   LIABILITIES
   Interest-Bearing Deposits                          $171,793       4,051        4.74%      $160,804        3,156        3.96%
   Short-Term and Long-Term Debt                      105,210       3,096         5.92%        89,387        2,395         5.40%
       Total Interest-Bearing Liabilities              277,003      7,147         5.19%       250,191       5,551         4.47%
   Noninterest-Bearing Deposits                         50,828                                 47,815
   Other Noninterest-Bearing Liabilities               41,591                                  42,056
       Total Liabilities                              369,422                                 340,062
   PREFERRED STOCK OF SUBSIDIARY                          550                                     550
   STOCKHOLDERS' EQUITY
   Preferred Stock                                         927                                   1,028
   Common Stockholders' Equity                         22,713                                   22,337
       Total Stockholders' Equity                      23,640                                   23,365
   Total Liabilities, Preferred Stock of Subsidiary
       and Stockholders' Equity                      $393,612                                 $363,977

   INTEREST RATE SPREAD                                                           2.01%                                      2.42%
   NET INTEREST INCOME AND NET YIELD
       ON INTEREST-EARNING ASSETS                                 $ 3,892         2.54%                      $ 4,358         3.03%

   NET INTEREST INCOME AND NET YIELD
       ON INTEREST-EARNING ASSETS (a)                             $ 4,569         2.81%                      $ 5,026         3.29%

(a)  Excludes the impact of the credit card securitizations.
Unaudited






                         THE CHASE MANHATTAN CORPORATION
                  Chase Capital Partners (including Chase H&Q)



---------------------------------------------------------------------------------------------------------------------------



---------------------------------------------------------------------------------------------------------------------------
                                                   Investment Portfolio
                                                      (in millions)

                                                                          June 30, 2000               December 31, 1999
                                                                ---------------------------    -----------------------------
                                                                 Carrying                       Carrying
                                                                   Value          Cost           Value            Cost
                                                                ------------   ------------   -------------    ------------
Total Public Securities (209 companies)                             $ 2,778          $ 789         $ 2,735           $ 741
Total Private Direct Investments (867 companies)                      5,764          5,736           4,275           4,406
Total Private Fund Investments (373 funds)                            2,353          2,337           1,881           1,899
                                                                ------------   ------------   -------------    ------------
                                                                ============   ============   =============    ============
     Total Investment Portfolio                                    $ 10,895        $ 8,862         $ 8,891         $ 7,046
                                                                ============   ============   =============    ============

---------------------------------------------------------------------------------------------------------------------------


              -------------------------------------------------------------------------------------------------
                                      Public Securities Investments at June 30, 2000 *
                                              (dollars and shares in millions)
                                                                                 Quoted
                                                                                 Public
                                                    Symbol        Shares          Value           Cost
                                                    ---------   ------------   ------------   -------------
              TRITON PCS HOLDING, INC.              TPCS               11.7          $ 675            $ 50
              TELECORP PCS                          TLCP               12.4            498               8
              ONI SYSTEMS CORP                      ONIS                2.8            332               3
              AMERICAN TOWER SYSTEMS                AMT                 5.8            240              15
              STARMEDIA NETWORK, INC.               STRM               11.1            210              27
              SEAT - PATINE GIALLE SPA              SPG IM               **            208              12
              PRAECIS PHARMACEUTICALS INC.          PRCS                6.1            170              26
              IXL ENTERPRISES, INC.                 IIXL                7.6            110              28
              DIGITAL ISLAND                        ISLD                2.3            110               9
              ITXC                                  ITXC                2.9            104               5
                                                                               ------------   -------------
                   Top Ten Public Securities                                       $ 2,657           $ 183
              Other Public Securities (199 companies)                                1,604             606
                                                                               ------------   -------------
                                                                               ============   =============
                   Total Public Securities (209 companies)                         $ 4,261           $ 789
                                                                               ============   =============

               * -  Publicly traded positions only.
              ** - Owned through a limited partnership.
              -------------------------------------------------------------------------------------------------

Policy:

     Public securities held by Chase Capital Partners are marked-to-market at the quoted public value less liquidity discounts, with the resulting unrealized gains/losses included in the income statement. Chase's valuation policy for public securities incorporates the use of these liquidity discounts and price averaging methodologies in certain circumstances to take into account the fact that Chase can not immediately realize such public quoted values due to the numerous regulatory, corporate and contractual sales restrictions. Private investments are carried at cost, which is viewed as an approximation of fair value. The carrying value of private investments is adjusted for holdings in which a subsequent investment by an unaffiliated party indicates a valuation in excess of cost and holdings for which evidence of an other-than-temporary decline in value exists.